                                                                   EXHIBIT 27(g)


                 AUTOMATIC AND FACULTATIVE REINSURANCE AGREEMENT

                  (Group Life, Group Universal Life, and Group

                Accidental and Death and Dismemberment Benefits)



THIS AGREEMENT, made this twenty-seventh day of September 1989 between THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY, a corporation organized under the laws of the State of Minnesota, hereinafter referred to as the "Company," and NORTH AMERICAN REASSURANCE COMPANY, a corporation organized under the laws of the State of New York, hereinafter referred to as "North American Re," WITNESSETH AS
FOLLOWS:

                                TABLE OF CONTENTS


ARTICLE                                                    TITLE                                           PAGE(S)
-------                                                    -----                                           -------
         I                      Scope                                                                         1

        II                      Automatic Coverage                                                          2 - 3

       III                      Facultative Reinsurance                                                       4

        IV                      Mode of Cession                                                             5 - 6

         V                      Commencement and Termination of Liability                                     7

        VI                      Oversights                                                                    8

       VII                      Plan of Reinsurance                                                           9

      VIII                      Group Reinsurance Premium Rates                                            10 - 12

        IX                      Tax Credits                                                                  13

         X                      Experience Refunds                                                           14

        XI                      Premium Accounting                                                         15 - 16

       XII                      Conversion - Replacement                                                     17

      XIII                      Reinstatements                                                               18

       XIV                      Reductions                                                                   19

        XV                      Retention Limits Increases - Recapture                                       20

       XVI                      Continuance of Reinsurance                                                   21

      XVII                      Claims                                                                     22 - 23

     XVIII                      Policy Changes                                                               24

       XIX                      Inspection of Records                                                        25

        XX                      Insolvency of the Company                                                  26 - 27

       XXI                      Insolvency of North American Re                                              28

      XXII                      Arbitration                                                                29 - 30

     XXIII                      Parties to Agreement                                                         31

      XXIV                      Duration of Agreement                                                        32

                                Signature Page                                                               33

                                TABLE OF CONTENTS


SCHEDULE                                                   TITLE                                           PAGE(S)
--------                                                   -----                                           -------
SCHEDULES A.1                   Maximum Limits of Issue if Automatic                                       34 - 36
     and A.2                    Reinsurance is to Apply

SCHEDULE B                      Retention Formula                                                          37 - 38

SCHEDULE C                      Groups Not Eligible for Automatic                                          39 - 40
                                Reinsurance

SCHEDULE D                      Underwriting Guidelines for Supplemental                                   41 - 42
                                and Voluntary Group Coverages for
                                Automatic Reinsurance to Apply

SCHEDULE E                      Facultative Submission of Group Life, Group                                  43
                                Universal Life, and Group AD&D Cases

SCHEDULE F                      Facultative Group Reinsurance Confirmation                                   44

SCHEDULE G                      Reinsurance of Ordinary Insurance                                          45 - 52
                                Stemming From Exercise of Conversion
                                Privilege in the Group Life Policy

EXHIBIT A                       Combination Application Cession                                              53

EXHIBIT B                       Yearly Renewable Term Reinsurance                                          54 - 58
                                Premium Rates
                                    o NRN-6042
                                    o NRL-6042

ADDENDUM I                      Automatic and Facultative Group Excess                                      1 - 5
                                With Evidence

                                Signature Page                                                                6

                                    ARTICLE I

                                      Scope

On and after the twenty-seventh day of September 1989, the Company shall reinsure with North American Re new Group Life, new Group Universal Life, and new Group Accidental Death and Dismemberment benefits issued directly by the Company to employer-employee groups with or without individual (Ordinary-type) evidence of insurability. In-force business may be submitted facultatively. Automatic reinsurance shall pertain only to groups with all lives actively at work on the effective date of reinsurance or shall commence on the date such life becomes actively at work on a full-time basis. For groups with lives not actively at work on the effective date of reinsurance, applications shall be submitted for reinsurance on a facultative basis. Such reinsurance shall also pertain to any disability benefit (Waiver of Premium or Extended Death) written supplementary to the Life benefit. Hereinafter, it shall be assumed that any Life risk reinsurance shall be accompanied by the supplemental disability risk.

                                   ARTICLE II

                               Automatic Coverage

If the Company issues a Group Life, Group Universal Life, or a Group Accidental Death and Dismemberment benefit within the limits shown in Schedules A.1 and A.2 and retains its maximum risk retention as shown in Schedule B, the Company shall cede and North American Re shall automatically accept reinsurance of amounts of such benefits in excess of the Company's maximum limits of retention as shown in Schedule B. Automatic coverage shall not extend to:

1. Groups which exceed the limits shown in Schedules A.1 and A.2, regardless of whether the amounts in excess of these limits are fully retained by the Company;

2.       Groups indicated as exclusions in Schedule C;

3. Voluntary or supplemental programs which permit selection of amounts by individual insureds except as allowed by Schedule D;

4. Groups with a benefit formula that contains no maximum guaranteed issue limit or when benefits contain no age reductions. This requirement does not apply to Group Universal Life;

5. Groups with reinsurance on any life after retirement. However, for Group Universal Life plans requiring reinsurance on retirees at issue, such plans most be submitted facultatively. Facultative submission does not apply to plans including future retirees after the inception date of the plan;

6. Groups underwritten using substantial exceptions to the Company's usual underwriting rules. It is understood that up to and including a 10% deviation in any numerical underwriting rule (but not greater than the overall maximum guaranteed issue limit) shall not constitute a substantial exception;

7. Groups without an actively-at-work provision and groups which cover in-force disabled lives to be reinsured. For Group Universal Life, facultative submission is required for cases without an actively at work at inception of coverage provision or which covers disabled lives at inception of coverage.

Application for reinsurance of such groups may be submitted on a facultative basis.

                                   ARTICLE III

                             Facultative Reinsurance

Applications for reinsurance of amounts in excess of those shown in Article II or which may not be so ceded under the terms hereof, shall be submitted for reinsurance on a facultative basis. Any risks which the Company does not care to cede to North American Re automatically shall be submitted for reinsurance on a facultative basis.

                                   ARTICLE IV

                                 Mode of Cession

                      Notification of Automatic Reinsurance

1. On automatic reinsurance the Company shall, after completing its papers and approving the risk, forward promptly to North American Re a written notification of the important details of the risk, including the total volume and number of certificates in the group, the maximum certificate and the individual amounts of Group Life, Group Universal Life, and Group Accidental Death and Dismemberment benefits to be reinsured with North American Re.

                             Facultative Submissions

2. When the Company desires to submit a risk to North American Re on a facultative basis, it may communicate (by telephone acceptable) the information found on Form number L(GRP)476-1/7-86 (see Schedule E) and, thereafter, send copies of pertinent papers, including Master Applications, Master Policies, Certificates, proposals, and all other information which the Company may have relating to the insurability of the risk. A facultative acceptance, modification, or decline will be communicated by telephone and confirmed by Form number L(GRP)200/7-86 (see attached Schedule F).

                                  Cession Form

3. As outlined in Article XI, after the end of the month in which the first premium has been received by the Company on an automatic case or on a facultative case accepted by North American Re, the Company shall send premium statement forms of a form mutually acceptable to the Company and North American Re. The premium statement on which is entered the initial reinsurance premium for a case shall be considered to be the cession form for that case.

         If copies of papers regarding the insurability of the risk, including the Master Application, were not sent with the reinsurance notification, they shall accompany the first premium statement.

                                    ARTICLE V

                    Commencement and Termination of Liability

1. On automatic reinsurance and on facultative reinsurance accepted by North American Re, the liability of North American Re shall commence and terminate simultaneously with that of the Company unless terminated as provided for in Article VIII or Article XV of this Agreement.

2. Neither a merger involving the Company nor the sale of reinsured group business by the Company shall affect the rights of North American Re as reinsurer nor shall it constitute termination of liability by the Company.

                                   ARTICLE VI

                                   Oversights

Should the Company omit to cede reinsurance that otherwise would have been ceded on an automatic basis in accordance with the provisions of this Agreement or should either the Company or North American Re fail to comply with any of the other terms and if this is shown to be unintentional and the result of a misunderstanding or oversight on the part of either the Company or North American Re, then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the position they would have occupied had no such oversight or misunderstanding occurred.

                                   ARTICLE VII

                               Plan of Reinsurance

All group reinsurance, except as provided by this Agreement, shall be subject to the same terms, conditions, limitations, and restrictions as those contained in the insuring Master Policy of the Company.

                                  ARTICLE VIII

                         Group Reinsurance Premium Rates

                       Group Life and Group Universal Life

1. The net group life reinsurance premium per one thousand dollars ($1,000) of reinsurance shall be calculated as of each anniversary of the Master Policy and shall remain in force for the ensuing policy year. For Group Universal Life, premium shall be based on the reinsurance net amount at risk. Unless North American Re requests a modification, as provided herein, of the premium per thousand dollars ($1,000) of reinsurance, North American Re shall coinsure the Company's rate basis including volume, industry, and geographic adjustment factors. North American Re shall pay its share of commissions plus the following expense allowances:

                              FIRST YEAR                RENEWAL YEARS
New Cases                         5%                            2%

In-Force Cases                    2                             2

         Premium rates for supplemental and voluntary group coverages will be determined using the guidelines shown in Schedule D.

2. The total reinsurance premium payable to North American Re shall be the reinsurance premium per thousand dollars ($1,000), as defined in the previous paragraphs, multiplied by the amount of reinsurance and divided by one thousand.

                    Group Accidental Death and Dismemberment

1. Premiums for reinsurance of Group Accidental Death and Dismemberment benefits shall be payable at the net rate of $.034 per thousand dollars ($1,000) of reinsurance per month for all risks written on a twenty-four (24) hour basis.

2. The total reinsurance premium payable to North American Re shall be the reinsurance premium per thousand dollars ($1,000), as defined in the previous paragraph, multiplied by the amount of reinsurance and divided by one thousand.

        Reinsurance Rate Modification - Group Life, Group Universal Life,

              and Group Accidental Death and Dismemberment Benefits

1.       North American Re will notify the Company in writing, at least ninety
         (90) days prior to the policy anniversary of any modification of the reinsurance premium rates desired by North American Re, and such modified reinsurance rates shall be effective from such policy anniversary unless the Company shall notify North American Re, in writing, within thirty (30) days following receipt of such notice from North American Re that such reinsurance premium rates are not acceptable to the Company. If a mutual agreement between North American Re and the Company as to proper reinsurance premium rates on any Master Policy reinsured under this Agreement is not reached within thirty (30) days prior to such policy anniversary, the reinsurance premium rates then in effect shall continue unchanged, but North American Re may terminate the reinsurance of such Master Policy upon thirty (30) days' written notice to the Company.

2.       North American Re will notify the Company, in writing, within thirty
         (30) days after receipt of notice from the Company that the terms of any Master Policy reinsurance under this Agreement are being changed, of any modification of the reinsurance premium rates desired by North American Re, and such modified reinsurance premium rates shall be effective from the date of such change unless the Company shall notify North American Re, in writing, within thirty (30) days after receipt of such notice from North American Re that such modification is not acceptable to the Company. In such latter event, the modification shall not become effective, but North American Re may at any time within thirty (30) days after receipt of such latter notice terminate the reinsurance of the Master Policy in question as of such changed date by written notice to the Company.

                                   ARTICLE IX

                                   Tax Credits

Except in those instances where North American Re is taxed directly and independently on premiums collected by it from the Company, North American Re shall reimburse the Company either at the average rate or the exact tax rate on reinsurance premiums paid.

                                    ARTICLE X

                               Experience Refunds

1. Group Life, Group Universal Life, and Group Accidental Death and Dismemberment reinsurance ceded pursuant to this Agreement shall not be eligible for experience refunds.

2. Group Life and Group Universal Life shall be eligible for a mortality bonus to be determined by North American Re.

                                   ARTICLE XI

                               Premium Accounting

1. Promptly after the close of each calendar month or as mutually agreed upon for self-administered groups, the Company shall send to North American Re statements showing premiums due North American Re and premium overpayments due the Company. If the net balance is in favor of North American Re, the Company shall thereupon remit to North American Re the amount of such balance. If the net balance is in favor of the Company, North American Re shall within thirty-one (31) days after receipt of the statement remit to the Company the amount of such balance.

2. Such statements shall also include the number of lives and volume of insurance reinsured at the beginning of the Master Policy period for which each premium is being paid and increases and decreases in such items since the last statement was rendered.

3. Separate statements shall be submitted for reinsurance risks up to and including five hundred thousand dollars ($500,000) and for reinsurance risks over five hundred thousand dollars ($500,000). The statement shall provide details for each individual whose amounts exceed five hundred thousand dollars ($500,000) showing name (or other identification), date of birth (or age), and total reinsured benefit amount.

         Accounting Following Termination of Agreement or Master Policy

4. Following termination of this Agreement or of any Master Policy reinsured under this Agreement, this Company will from time to time, but not less frequently than quarter-annually, submit statements to North American Re supported by appropriate records. If such statement shall show a balance in favor of North American Re, the Company shall thereupon remit to North American Re the amount of such balance. If such statement shall show a balance in favor of the Company, North American Re shall, within thirty-one (31) days after receipt of the statement, remit to the Company the amount of such balance.

                                   ARTICLE XII

                            Conversion - Replacement

1. If at any time the Group Life or Group Universal Life insurance on an individual insured under this Agreement is converted to Ordinary Life insurance, North American Re shall receive the same proportion of reinsurance on the individual policy that it had on such individual life under the reinsured Master Policy before conversion.

2. The reinsurance on the Ordinary policy shall be governed by the provisions set forth in Schedule G.

3. Group Universal Life coverage not converted to an Ordinary Life policy but continued under the portability provision of the group master contract either by group certificate or individual policy will be reinsured under the terms of this Agreement.

                                  ARTICLE XIII

                                 Reinstatements

Should a lapsed Master Policy or group insurance on any individual be reinstated, in accordance with its terms and the rules of the Company, the reinsurance under such Master Policy or on such individual life shall be reinstated automatically. Notice of reinstatement shall be mailed to North American Re within a reasonable time after the insurance has been reinstated by the Company. Premiums on reinstated reinsurance shall be payable only to the extent that the Company is entitled to premiums on such insurance.

                                   ARTICLE XIV

                                   Reductions

If on a life reinsured hereunder any portion of the Group insurance carried by the Company shall be terminated for any reason, the amount of reinsurance carried by the Company on that life shall be reduced by a like amount as of the date and time of the termination of the original insurance.

                                   ARTICLE XV

                     Retention Limits Increases - Recapture

The reinsurance granted by North American Re hereunder shall be maintained in force by the Company so long as the insurance issued by the Company upon the same risk shall remain in force unless terminated, in whole or in part, as provided for below:

                                    Recapture

1. At such time as the Company increases its retention limit, it shall have the right to recapture in-force reinsurance up to its new retention limit after at least thirty (30) days' notice in writing. Such recapture shall be permitted subject to the Company's increase in retention as evidenced by a resolution of its Group Division Underwriting Committee and the intention of the Company to retain the additional risk for its own account.

2.       Recapture shall pertain to active lives only.

                                   ARTICLE XVI

                           Continuance of Reinsurance

The reinsurance granted by North American Re hereunder shall be maintained in force by the Company so long as the insurance issued by the Company shall remain in force unless terminated as provided in Article VIII or Article XV.

                                  ARTICLE XVII

                                     Claims

1. In the case of a claim under a reinsured Master Policy, whether the claim payment is made under the strict policy conditions or compromised for a lesser amount, the contractual settlement made by the Company shall be unconditionally binding on North American Re. If the whole risk on any particular claim is carried by North American Re, North American Re shall be consulted before admission or acknowledgement of the claim is made by the Company. However, such consultation shall not impair the Company's freedom to determine the proper action on the claim, and the settlement made by the Company shall still be unconditionally binding on North American Re.

2. The Company shall furnish North American Re with copies of the proofs of claim, together with any information the Company may possess in connection with the claim. Payment in settlement of the reinsurance under a claim approved and paid by the Company for a life reinsured hereunder shall be made by North American Re upon receipt of the claim papers.

3. In the case of death claims payable under optional modes of settlement, North American Re's claim payment shall be made in a lump sum. Such lump sum shall be North American Re's share of the face amount of the certificate.

4. North American Re shall share in the expense of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with North American Re bears to the total net risk of the Company on the certificate reinsured hereunder and shall share in the total amount of any savings in the same proportion. Covered claim expenses shall include cost of investigation, legal fees, court costs, and interest charges, if any. Compensation of salaried officers and employees and any possible extra contractual damages shall not be considered covered expenses.

5. Any savings to the Company due to subrogation or a reimbursement agreement shall be shared with North American Re proportionate to its share of the risk.

                                  ARTICLE XVIII

                                 Policy Changes

If any change is made in any reinsured policy issued by the Company and if such change affects the reinsurance thereon, North American Re shall immediately be notified of such change. The rules of the Company governing changes in policy contracts which affect reinsured policies shall be accepted as satisfactory by North American Re.

                                   ARTICLE XIX

                              Inspection of Records

North American Re shall have the right at all reasonable times to inspect at the offices of the Company all books and documents relating to the insurance covered by this Agreement.

                                   ARTICLE XX

                            Insolvency of the Company

1. In the event of the insolvency of the Company all reinsurance made, ceded, renewed, or otherwise becoming effective under this Agreement shall be payable by North American Re directly to the Company or to its liquidator, receiver, or statutory successor on the basis of liability of the Company under the contract or contracts reinsured without diminution because of the insolvency of the Company. It is understood, however, that in the event of the insolvency of the Company, the liquidator or receiver or statutory successor of the insolvent Company shall given written notice of the pendency of a claim against the insolvent Company on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim, North American Re may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which is may deem available to the Company or to its liquidator or receiver or statutory successor.

2. In the event the Company shall become insolvent or fail to pay any liability assumed under this Agreement within the time prescribed herein, North American Re shall have the right to deduct from any sums which may be or become due to North American Re any sums that are due North American Re by the Company under this Agreement.

3. It is further understood that the expense thus incurred by North American Re shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company as a result of the defense undertaken by North American Re. Where two or more assuming insurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the Company.

                                   ARTICLE XXI

                         Insolvency of North American Re

In the event North American Re shall become insolvent, this Agreement shall automatically terminate as of the date of insolvency, and the Company may recapture all risks under North American Re's portion of the insurance.

In the event North American Re shall become insolvent or fail to pay any liability assumed under this Agreement within the time prescribed herein, the Company shall have the right to deduct from any sums which may be or become due to North American Re any sums that are due the Company by North American Re under this Agreement.

Nothing in this section shall be deemed to release in any way the liability of North American Re to the Company.

                                  ARTICLE XXII

                                   Arbitration

1. In the event of any difference arising hereafter between the contracting parties with reference to any transaction under the Agreement, the same shall be referred to three arbitrators who must be executive officers of life insurance or life reinsurance companies familiar with the group insurance business, other than the two parties to this Agreement or their affiliates. Each of the contracting companies shall appoint one of the arbitrators, and such two arbitrators shall select the third arbitrator.

2. If the two arbitrators fail to agree on the selection of a third arbitrator within 30 days of their appointment, each of them shall name three individuals, of whom the other shall decline two, and the decision between the remaining two shall be made by drawing lots.

3. The arbitrators shall consider this Reinsurance Agreement as an honorable undertaking, the purpose of which should not be defeated by a strict or narrow interpretation of the Agreement language. They shall decide by a majority vote of the arbitrators. There shall be no appeal from their written decision.

4. Each party shall bear the expense of its own arbitration, including its arbitrator and outside attorney fees, and shall jointly and equally bear with the other party the expense of the third arbitrator. Any remaining costs of the arbitration proceedings shall be apportioned by the Board of Arbitrators.

                                  ARTICLE XXIII

                              Parties to Agreement

The reinsurance provided hereunder shall not create any right or legal relation between North American Re and the policyholder or between North American Re and the person or persons insured under a Master Policy reinsured under this Agreement or their beneficiaries.

                                  ARTICLE XXIV

                              Duration of Agreement

This Agreement may be cancelled at any time by either party giving ninety (90) days' notice of cancellation in writing. North American Re shall continue to accept reinsurance during the ninety (90) day period aforesaid and shall remain liable on all reinsurance granted under this Agreement until the date of the cancellation of the Agreement unless terminated in accordance with the provisions of Article VIII or Article XV of this Agreement.

IN WITNESS WHEREOF, the Company and North American Re have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.


              THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY


                   By:
                       ---------------------------    --------------------------
                          Authorized Officer                   Title

Attest:

By:
    -------------------------    ----------------------
        Authorized Officer              Title


Date:
      -----------------------


                   NORTH AMERICAN REASSURANCE COMPANY

                   By:
                       ---------------------------    --------------------------
                              Authorized Officer               Title

Attest:

By:
    -------------------------    ----------------------
        Authorized Officer              Title

Date:
      -----------------------

                              SCHEDULES A.1 AND A.2




          THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY'S MAXIMUM LIMITS

                  OF ISSUE IF AUTOMATIC REINSURANCE IS TO APPLY

                                  SCHEDULE A.1

                  THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY'S

                         MAXIMUM GUARANTEED ISSUE LIMITS

                       For Automatic Reinsurance to Apply

                                 LIFE INSURANCE

             A                                        B                            C

     Total Volume of
   Group Life Insurance                         GI Schedule(1)             Average Factor(2)
   --------------------                         --------------             -----------------
$10,000,000 to $12,500,000                        $  550,000                      12
$12,500,000 to $15,000,000                           600,000                      12
$15,000,000 to $20,000,000                           650,000                      12
$20,000,000 to $25,000,000                           700,000                      12
$25,000,000 to $30,000,000                           750,000                      12
$30,000,000 to $35,000,000                           800,000                      12
$35,000,000 to $40,000,000                           900,000                      12
$40,000,000 to $45,000,000                         1,000,000                      12
$45,000,000 to $50,000,000                         1,000,000                      12
$50,000,000 to $55,000,000                         1,000,000                      12
$55,000,000 to $60,000,000                         1,000,000                      12
$60,000,000 to $65,000,000                         1,000,000                      12
$65,000,000 to $70,000,000                         1,000,000                      12
$70,000,000 and over                               1,000,000                      12

1. This Schedule is applicable to both noncontributory and standard single choice contributory plans where 60% minimum participation is required.

2. The GI maximum is the lesser of the GI SCHEDULE amount (Column B) or the product of the AVERAGE FACTOR times the average certificate. In determining the average certificate, use no more than one-half of the appropriate GI SCHEDULE amount on any one life.

                                  SCHEDULE A.2

                  THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY'S

                         MAXIMUM GUARANTEED ISSUE LIMITS

                       For Automatic Reinsurance to Apply

                                 AD&D INSURANCE

           A                                     B                        C

    Total Volume of
  Group Life Insurance                     GI Schedule(1)          Average Factor(2)
  --------------------                     --------------          -----------------
$2,500,000 to $3,000,000                    $  225,000                    12
$3,000,000 to $3,500,000                       250,000                    12
$3,500,000 to $4,000,000                       275,000                    12
$4,000,000 to $4,500,000                       300,000                    12
$4,500,000 to $5,000,000                       325,000                    12
$5,000,000 to $6,000,000                       350,000                    12
$6,000,000 to $7,000,000                       375,000                    12
$7,000,000 to $8,000,000                       400,000                    12
$8,000,000 to $9,000,000                       425,000                    12
$9,000,000 to $10,000,000                      465,000                    12
$10,000,000 to $12,500,000                     550,000                    12
$12,500,000 to $15,000,000                     600,000                    12
$15,000,000 to $20,000,000                     650,000                    12
$20,000,000 to $25,000,000                     700,000                    12
$25,000,000 to $30,000,000                     750,000                    12
$30,000,000 to $35,000,000                     800,000                    12
$35,000,000 to $40,000,000                     900,000                    12
$40,000,000 to $45,000,000                   1,000,000                    12
$45,000,000 to $50,000,000                   1,000,000                    12
$50,000,000 to $55,000,000                   1,000,000                    12
$55,000,000 to $60,000,000                   1,000,000                    12
$60,000,000 to $65,000,000                   1,000,000                    12
$65,000,000 to $70,000,000                   1,000,000                    12
$70,000,000 and over                         1,000,000                    12

1. This Schedule is applicable to both noncontributory and standard single choice contributory plans where 60% minimum participation is required.

2. The GI maximum is the lesser of the GI SCHEDULE amount (Column B) or the product of the AVERAGE FACTOR times the average certificate. In determining the average certificate, use no more than one-half of the appropriate GI SCHEDULE amount on any one life.

                                   SCHEDULE B


                                RETENTION FORMULA

                                   SCHEDULE B

         THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY'S MAXIMUM RETENTION

             LIMITS FOR GROUP LIFE, GROUP UNIVERSAL LIFE, AND GROUP

                       ACCIDENTAL DEATH AND DISMEMBERMENT

Group Life and Group Universal Life                             $500,000

Group Accidental Death and                                      $200,000*
Dismemberment

* Each group with at least one (1) life with an insurance amount in excess of five hundred thousand dollars ($500,000) will reinsure automatically the excess over two hundred thousand dollars ($200,000) for each certificate in excess of two hundred thousand dollars.

                                   SCHEDULE C



                  GROUPS NOT ELIGIBLE FOR AUTOMATIC REINSURANCE

                              UNDER THIS AGREEMENT

                                   SCHEDULE C

                  GROUPS NOT ELIGIBLE FOR AUTOMATIC REINSURANCE

                              UNDER THIS AGREEMENT



1.       Sports Teams

2.       Airlines

3.       Mining

4.       Oil and Gas (Off Shore)

                                   SCHEDULE D



             UNDERWRITING GUIDELINES FOR SUPPLEMENTAL AND VOLUNTARY

               GROUP COVERAGES FOR AUTOMATIC REINSURANCE TO APPLY

                                   SCHEDULE D

     UNDERWRITING GUIDELINES FOR SUPPLEMENTAL AND VOLUNTARY GROUP COVERAGES

                       For Automatic Reinsurance to Apply

     Combined Supplemental and Basic Maximum Not to Exceed Guaranteed Issue

                              Schedules A.1 and A.2

                                                                                               REINSURANCE
PARTICIPATION              CHOICES        UNDERWRITING                 REINSURANCE               PRICING
-------------              -------        ------------                 -----------             -----------
     60% +                   No       All Guaranteed Issue               Excess             Coinsurance

     40 - 59%                No       All Guaranteed Issue               Excess             Coinsurance + 15%

     20 - 39%                No       All Guaranteed Issue               Modified           Coinsurance(2)
                                                                         Excess

     LT 20%                  No       All Guaranteed Issue               Facultative        Coinsurance(2)
                                                                         Quota Share

     60% +                   Yes      All Guaranteed Issue               Excess             Coinsurance + 15%

     40 - 59%                Yes      All Guaranteed Issue               Modified           Coinsurance(2)
                                                                         Excess(1)

     LT 40%                  Yes      All Guaranteed Issue               Facultative        Coinsurance(2)
                                                                         Quota Share

     60% +                   Yes      1st Choice Guaranteed              Excess             Coinsurance
                                      Issue and Then
                                      Simplified Issue

     40 - 59%                Yes      1st Choice Guaranteed              Excess             Coinsurance + 15%
                                      Issue and Then
                                      Simplified Issue

     20 - 39%                Yes      1st Choice Guaranteed              Modified           Coinsurance(2)
                                      Issue and Then                     Excess(1)
                                      Simplified Issue

     LT 20%                  Yes      1st Choice Guaranteed              Facultative        Coinsurance(2)
                                      Issue and Then                     Quota Share
                                      Simplified Issue

     All levels            Yes or     All Simplified Issue               Excess             Coinsurance
                             No

1. Modified Excess - Generally North American Re reinsures 50% of amounts in excess of $50,000 until the Company's retention has been met and then 100% of the excess.

2. Coinsurance - Reinsurance pricing based on the Company's gross rate basis. North American Re pays its share of commissions and premium taxes plus expense allowance on new business of 5% first year and 2% for renewal years and on in-force business of 2% all years.

                                   SCHEDULE E



           FACULTATIVE SUBMISSION OF GROUP LIFE, GROUP UNIVERSAL LIFE,

               AND GROUP ACCIDENTAL DEATH AND DISMEMBERMENT CASES

                                   SCHEDULE F


                   FACULTATIVE GROUP REINSURANCE CONFIRMATION

                                   SCHEDULE G


            REINSURANCE OF ORDINARY INSURANCE STEMMING FROM EXERCISE

                OF CONVERSION PRIVILEGE IN THE GROUP LIFE POLICY

                                   SCHEDULE G

                                TABLE OF CONTENTS

PARAGRAPH                            TITLE                                           PAGE(S)
---------                            -----                                           -------
      1.                     Submission of Cession                                      G-1

      2.                     Policy Forms                                               G-1

      3.                     Commencement and Termination
                             of Liability                                               G-1

      4.                     Oversight - Clerical Errors                                G-2

      5.                     Plan of Reinsurance                                        G-2

      6.                     Reinsurance Premiums                                       G-2

      7.                     Mode of Payment - Reinsurance
                             Premiums                                                   G-3

      8.                     Tax Credits                                                G-3

      9.                     Experience Refunds                                         G-3

     10.                     Reductions                                                 G-4

     11.                     Extended and Paid-Up Insurance                             G-4

     12.                     Reinstatements                                             G-4

     13.                     Policy Changes                                             G-5

     14.                     Settlement of Claims                                      G-5-6

     15.                     Age Adjustment                                             G-6


EXHIBIT A                    Combination Application Cession

EXHIBIT B                    Yearly Renewable Term Reinsurance
                             Premium Rates
                                 o NRN-6042
                                 o NRL-6042

                              Submission of Cession

1. After the first premium for the permanent policy is received, the Company shall send to North American Re the Combination Application Cession (Exhibit A). Sheet 2 of the Combination Application Cession shall be executed and promptly returned by North American Re.

                                  Policy Forms

2. The Company shall forward to North American Re copies of all its present policy forms, its rate book, and reserve factors of special plans of insurance which are not readily available in published form. If new forms are published or if changes are made in the material filed aforesaid, the Company agrees to file promptly with North American Re the new or revised copies of such material.

                    Commencement and Termination of Liability

3. The liability of North American Re shall commence and terminate simultaneously with that of the Company on reinsurances arising from conversion of Group Life coverages previously reinsured.

                           Oversight - Clerical Errors

4. Should the Company omit to cede reinsurance that otherwise would have been ceded in accordance with the provisions of this Schedule or fail to comply with any of the other terms of this Agreement and if this is shown to be unintentional and the result of a misunderstanding or oversight on the part of either the Company or North American Re, then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the position they would have occupied had no such oversight or misunderstanding occurred.

                               Plan of Reinsurance

5. Reinsurance of life risks, arising from conversion of Group Life coverages and ceded in accordance with this Schedule, shall be upon the yearly renewable term plan for the amount at risk under the policy reinsured. For the purpose of this Agreement, the amount at risk is defined as the difference, taken to the nearest dollar, between the face amount of the sum reinsured and the terminal reserve corresponding to that face amount on the basis of the original policy.

                              Reinsurance Premiums

6. Until further notice, first-year and renewal premiums shall be at the rates given in the attached Exhibit B. North American Re guarantees that premium rates for a given attained age and rating will not exceed the higher of the rates shown on the attached Exhibit B. for that age and rating or the one-year term rate on the appropriate multiple of the 1958 CSO table at 2 1/2%.

                      Mode of Payment- Reinsurance Premiums

7. Reinsurance premiums shall be paid annually, but if a reinsured policy is terminated or reduced in accordance with this Agreement, North American Re shall refund to the Company the unearned reinsurance premium.

         Promptly at the close of each calendar month, North American Re shall send to the Company a list showing premiums for all outstanding reinsurance upon which cessions have been received by North American Re and renewal premiums for all renewal reinsurance falling due with each month. The Company shall verify and return within a reasonable time such list to North American Re with a remittance covering first-year premiums for all new reinsurance upon which premiums shall have been paid to the Company and renewal premiums on all renewal reinsurance falling due with the month, together with any adjustments made necessary by change in reinsurances.

                                   Tax Credits

8. Unless North American Re is taxed directly and independently on reinsurance premiums collected in accordance with the terms of the Schedule by it from the Company, North American Re shall reimburse the Company at the exact tax rate on reinsurance premiums as that on which the Company's premium tax on its policy was based.

                               Experience Refunds

9. Reinsurance ceded in accordance with the terms of this Schedule shall not be subject to an experience refund.

                                   Reductions

10. If any portion of the Ordinary policy, a portion of which is reinsured as provided by this Schedule, is terminated, the amount of reinsurance to be terminated shall be in the same proportion as the original amount reinsured bore to the total amount issued upon conversion.

                         Extended and Paid-Up Insurance

11. Should a policy reinsured in North American Re in accordance with the terms of this Schedule lapse and extended or paid-up insurance be granted in accordance with the provisions of the policy, the cession of reinsurance shall be exchanged for a new cession showing the adjusted amounts of reinsurance. For any resulting reduction in amount of insurance, a corresponding reduction of reinsurance shall be made in accordance with the "Reduction" provisions of this Schedule.

                                 Reinstatements

12. Should a policy reinsured in North American Re in accordance with the terms of this Schedule be lapsed or surrendered and subsequently be reinstated in accordance with its terms and the rules of the Company, the reinsurance under such policy shall be reinstated automatically. Notice of reinstatement shall be mailed to North American Re within a reasonable time after the insurance has been reinstated by the Company. Copies of the reinstatement papers shall be furnished to North American Re. Premiums and interest on reinsurance shall be payable only to the extent that the Company is entitled to premium and interest on such insurance.

                                  Policy Change

13. If any change which affects the reinsurance hereunder shall be made in the policy issued by the Company to the insured, the Company shall, within a reasonable time, notify North American Re of such change. The rules of the Company governing changes in policy contracts which affect reinsurance shall be accepted as satisfactory by North American Re.

                              Settlement of Claims

14. In the case of a claim on a reinsured policy, whether claim payment is made under the strict policy conditions or compromised for lesser amount, the settlement made by the Company shall be unconditionally binding upon North American Re. If the whole risk on a particular claim is carried by North American Re, North American Re shall be consulted before admission or acknowledgement of the claim is made by the Company. However, such consultation shall not impair the Company's freedom to determine the proper action on the claim, and the settlement made by the Company shall still be unconditionally binding on North American Re.

         The Company shall furnish North American Re with copies of the proofs of claim, together with any information the Company may possess in connection with the claim. Payment in settlement of the reinsurance under a claim approved and paid by the Company for a life reinsured hereunder shall be made by North American Re upon receipt of the claim papers.

         In the case of death claims payable under optional modes of settlement, North American Re's claim payment shall be made in a lump sum. Such lump sum shall be North American Re's share of the face amount of the certificate.

         North American Re shall share in the expense of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with North American Re bears to the total net risk of the Company on the policy reinsured hereunder and shall share in the total amount of any savings in the same proportion. Covered claim expenses shall include cost of investigation, legal fees, court costs, and interest charges, if any. Compensation of salaried officers and employees and any possible extra contractual damages shall not be deemed covered expenses.

                                 Age Adjustment

15. In the event of an increase or reduction in the amount of the Company's insurance on any policy reinsured hereunder because of an overstatement or understatement of age being established after the death of the insured, the Company and North American Re shall share in such increase or reduction in proportion to their respective liabilities under such policy.

                                    EXHIBIT A


                         COMBINATION APPLICATION CESSION

                                    EXHIBIT B


                   YEARLY RENEWABLE TERM REINSURANCE PREMIUMS

                                    EXHIBIT B

                 Premiums for $1,000 of Risk Premium Reinsurance

                             Standard Male Nonrefund

                              Age Nearest Birthday

                            Policy Fee: $10 All Years

  Attained                              Attained                                Attained
     Age            YRT Rate               Age               YRT Rate              Age                YRT Rate
  --------          --------            --------             --------           --------              --------
     0               $4.00                45                  $ 4.60               73                  $ 43.80
    1-18              1.30                46                    5.00               74                    47.20
     19               1.30                47                    5.40               75                    50.90
     20               1.40                48                    5.90               76                    54.80
     21               1.40                49                    6.50               77                    58.70
     22               1.50                50                    7.00               78                    63.00
     23               1.50                51                    7.50               79                    67.00
     24               1.50                52                    8.00               80                    71.00
     25               1.50                53                    8.70               81                    76.00
     26               1.60                54                    9.30               82                    82.00
     27               1.60                55                   10.00               83                    90.00
     28               1.70                56                   10.90               84                   102.00
     29               1.70                57                   11.80               85                   115.00
     30               1.80                58                   12.90               86                   129.00
     31               1.80                59                   13.95               87                   144.00
     32               1.90                60                   15.10               88                   159.00
     33               1.90                61                   16.40               89                   174.00
     34               1.90                62                   17.80               90                   190.00
     35               2.00                63                   19.30               91                   210.00
     36               2.10                64                   21.00               92                   230.00
     37               2.20                65                   22.80               93                   250.00
     38               2.40                66                   24.80               94                   275.00
     39               2.50                67                   26.90               95                   300.00
     40               2.80                68                   29.30               96                   325.00
     41               3.00                69                   31.80               97                   350.00
     42               3.40                70                   34.50               98                   375.00
     43               3.70                71                   37.40               99                   400.00
     44               4.20                72                   40.50

NRN-6042

                                  FEMALE RATES

Rates for females equal the rates for males two years younger, except that rates for females 0-18 equal the rates for males of the same ages, and rates for females 19-20 equal those for males age 18.

                                    EXHIBIT B

                 Premiums for $1,000 of Risk Premium Reinsurance

                             Standard Male Nonrefund

                                Age Last Birthday

                            Policy Fee: $10 All Years

  Attained                                 Attained                                Attained
     Age                YRT Rate             Age                 YRT Rate            Age                  YRT Rate
  --------              --------           --------              --------          --------               --------
     0                   $4.00                45                  $ 4.80               73                  $ 45.50
    1-18                  1.30                46                    5.20               74                    49.05
     19                   1.35                47                    5.65               75                    52.85
     20                   1.40                48                    6.20               76                    56.75
     21                   1.45                49                    6.75               77                    60.85
     22                   1.50                50                    7.25               78                    65.00
     23                   1.50                51                    7.75               79                    69.00
     24                   1.50                52                    8.35               80                    73.50
     25                   1.55                53                    9.00               81                    79.00
     26                   1.60                54                    9.65               82                    86.00
     27                   1.65                55                   10.15               83                    96.00
     28                   1.70                56                   11.05               84                   108.50
     29                   1.75                57                   12.35               85                   122.00
     30                   1.80                58                   13.43               86                   136.50
     31                   1.85                59                   14.53               87                   151.50
     32                   1.90                60                   15.75               88                   166.50
     33                   1.90                61                   17.10               89                   182.00
     34                   1.95                62                   18.55               90                   200.00
     35                   2.05                63                   20.15               91                   220.00
     36                   2.15                64                   21.90               92                   240.00
     37                   2.30                65                   23.80               93                   262.50
     38                   2.45                66                   25.85               94                   287.50
     39                   2.65                67                   28.10               95                   312.50
     40                   2.90                68                   30.55               96                   337.50
     41                   3.20                69                   33.15               97                   362.50
     42                   3.55                70                   35.95               98                   387.50
     43                   3.95                71                   38.95               99                   412.50
     44                   4.40                72                   42.15

NRL-6042

                                  FEMALE RATES

Rates for females equal the rates for males two years younger, except that rates for females 0-18 equal the rates for males of the same ages, and rates for females 19-20 equal those for males age 18.

                                 ADDENDUM NO. I

             TO THE AUTOMATIC AND FACULTATIVE REINSURANCE AGREEMENT

              AUTOMATIC AND FACULTATIVE GROUP EXCESS WITH EVIDENCE

             (Group Life, Group Universal Life, and Group Accidental

                        Death and Dismemberment Benefits)


                                     between

                   THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY

                                       and

                       NORTH AMERICAN REASSURANCE COMPANY


Except as herein specified, all the terms and conditions of the Automatic and Facultative Reinsurance Agreement effective the twenty-seventh day of September 1989 shall apply, and this Addendum is to be attached to and made part of the aforesaid Agreement.

                                TABLE OF CONTENTS

SECTION                                    TITLE                                          PAGE(S)
-------                                    -----                                          -------
   1.                        Automatic Coverage                                            1 - 2

   2.                        Evidence of Insurability                                        3

   3.                        Confirmation of Reinsurance                                     3

   4.                        Commencement and Termination of Liability                     3 - 4

   5.                        Oversights                                                      4

   6.                        Reinsurance Premium Rates                                       4

   7.                        Claims                                                        4 - 5

                             Signature Page                                                  6

                               Automatic Coverage

1. If the Company issues a Group Life, Group Universal Life, or Group Accidental Death and Dismemberment benefit in excess of those provided in Schedules A.1 or A.2 of the Automatic and Facultative Agreement, subject to submission of satisfactory individual (Ordinary-type) evidence of insurability, and the Company retains its maximum risk retention on a life as set forth in Schedule B of the Automatic Agreement (the Company filling up its retention first with amounts issued under Schedules A.1 or A.2), the Company shall cede and North American Re shall automatically accept reinsurance, under this Agreement, of amounts of such benefits in excess of the Company's maximum limits of retention as shown in Schedule B. Automatic reinsurance of such excess amounts subject to satisfactory individual (Ordinary-type) evidence of insurability shall be limited to the greater of:

         a.   Three hundred thousand dollars ($300,000).

                                       or

         b.   The maximum guaranteed issue amount for the group.

         Total coverage for automatic binding, guaranteed issue and excess with evidence including the Company's retention, cannot exceed one million dollars ($1,000,000). Amounts in excess of one million dollars ($1,000,000), combined guaranteed issue and excess with evidence including the Company's retention, shall be reinsured facultatively.

If such excess amounts issued subject to submission of satisfactory individual (Ordinary-type) evidence of insurability exceed the automatic binding limit, the entire amount shall be reinsured facultatively.

If the Company issues a Group Life or Group Universal Life benefit subject to submission of satisfactory individual (Ordinary-type) evidence of insurability, the Company will rider the Group Master Policy and the Group Certificate to provide for:

a. An Ordinary-type suicide clause to apply only to the amount issued subject to submission of satisfactory individual (Ordinary-type) evidence of insurability.

b. The carryover of any substandard rating upon conversion of the amount issue subject to individual (Ordinary-type) evidence of insurability.

c. The exclusion of any extended insurance or premium waiver benefits with respect to amounts issued subject to individual (Ordinary-type) evidence of insurability for substandard lives.

                            Evidence of Insurability

2. Normally for amounts of Group Life and Group Accidental Death and Dismemberment coverage that will be reinsured with North American Re, underwriting evidence is required for those facultative amounts subject to submission of satisfactory evidence of insurability approximating the Company's published evidence requirements applicable to Ordinary business.

         When the Company submits a risk to North American Re, copies of the original application, all medical examinations, microscopical reports, inspection reports, and all other information the Company may have pertaining to the insurability of the risk shall be sent to North American Re. North American Re shall promptly notify the Company of its decision on the risk.

                           Confirmation of Reinsurance

3. After the first premium has been received by the Company on a case accepted by North American Re, the Company shall cede the risk by reporting to North American Re as stated in Article IV Mode of Cession of this Agreement.

                    Commencement and Termination of Liability

4. On automatic reinsurance and on facultative reinsurance accepted by North American Re, provided that in the case of facultative Group Excess with Evidence, the Company has accepted, during the lifetime of the insured involved, a facultative offer made by North American Re, the liability of North American Re shall commence and terminate simultaneously with that of the Company unless terminated as provided for in Article VIII or Article XV of this Agreement.

                                   Oversights

5. Should the Company omit to cede reinsurance that otherwise would have been ceded in the administration of facultative Group Excess with Evidence cases accepted by North American Re or should either the Company or North American Re fail to comply with any of the other terms and if this is shown to be unintentional and the result of a misunderstanding or oversight on the part of either the Company or North American Re, then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the position they would have occupied had no such oversight or misunderstanding occurred.

                            Reinsurance Premium Rates

6. Substandard ratings and extra premiums may apply to automatic or facultative amounts subject to evidence of insurability. Such ratings shall increase the premiums proportionately and when combined with extra premiums are to be used in the calculation of the unit reinsurance rate.

                                     Claims

7. If the claim is for an amount issued facultatively, subject to evidence of insurability and is contestable, North American Re shall be consulted before admission or acknowledgement of the claim is made by the Company. However, such consultation shall not impair the Company's freedom to determine the proper action on the claim, and the settlement made by the Company shall still be unconditionally binding on North American Re.

IN WITNESS WHEREOF, the Company and North American Re have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.


                   THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY


                        By:
                            --------------------------    ----------------------
                                Authorized Officer                 Title

Attest:

By:
    --------------------------    ----------------------
        Authorized Officer                 Title

Date:
      ------------------------


                        NORTH AMERICAN REASSURANCE COMPANY

                        By:
                            --------------------------    ----------------------
                                Authorized Officer                 Title


Attest:

By:
    --------------------------    ----------------------
        Authorized Officer                Title


Date:
      ------------------------

                                 AMENDMENT NO. I


                        Attached to and Made Part of the

                 AUTOMATIC AND FACULTATIVE REINSURANCE AGREEMENT

                      dated the 27th day of September 1989


                                     between


                   THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY

                               St. Paul, Minnesota


                                       and


                       NORTH AMERICAN REASSURANCE COMPANY

                               New York, New York

Effective July 17, 1990, Schedule B, The Minnesota Mutual Life Insurance Company's Maximum Retention Limits for Group Life, Group Universal Life, and Group Accidental Death and Dismemberment is declared null and void and the following substituted therefor:

                                   SCHEDULE B

              THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY'S MAXIMUM

           RETENTION LIMITS FOR GROUP LIFE, GROUP UNIVERSAL LIFE, AND

                    GROUP ACCIDENTAL DEATH AND DISMEMBERMENT





                  Group Life and Group Universal Life                                    $500,000

                  Group Accidental Death and Dismemberment                               $500,000

IN WITNESS WHEREOF, the Company and North American Re have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.




                     THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY


                        By:
                              -------------------------   ----------------------
                                  Authorized Officer               Title


Attest:

By:
    --------------------------    ----------------------
        Authorized Officer                Title


Date:
      ------------------------




                          NORTH AMERICAN REASSURANCE COMPANY


                          By:
                              -------------------------   ----------------------
                                  Authorized Officer               Title


Attest:

By:
    --------------------------    ----------------------
        Authorized Officer                Title

Date:
      ------------------------

                            SPECIAL DAC TAX AMENDMENT


                          To the Following Agreements:


                 AUTOMATIC AND FACULTATIVE REINSURANCE AGREEMENT

                          EFFECTIVE SEPTEMBER 27, 1989


               GROUP LIFE REINSURANCE AGREEMENT (Price Waterhouse)

                             EFFECTIVE JULY 1, 1991


                                     between

                   THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY

                   (HEREINAFTER REFERRED TO AS THE "Company")


                                       and

                       NORTH AMERICAN REASSURANCE COMPANY

                (HEREINAFTER REFERRED TO AS "North American Re")



It is mutually agreed that effective the first day of January 1992, this Amendment between the Company and North American Re, hereby amends and is to be attached to and made a part of the aforesaid Agreement.

                                 DAC TAX ARTICLE

                               ELECTION STATEMENT

1. The Company and North American Re hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income tax Regulation issued December 1992 under Section 848 of the Internal Revenue Code of 1986 as amended. This election shall be effective for 1992 and for all subsequent taxable years for which this Agreement remains in effect.

         a. The term party will refer to either the Company or North American Re as appropriate.

         b. The terms used in this Article are defined by reference to Regulation 1.848-2 in effect December 1992.

         c. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

         d. Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or is otherwise required by the Internal Revenue Service.

         e. The Company will submit a schedule to North American Re by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement stating that the Company will report such net consideration it its tax return for the preceding calendar year.

         f. North American Re may contest such calculation by providing an alternative calculation to the Company by June 1. If North American Re does not so notify the Company, the Company will report the net consideration as determined by the Company in the Company's tax return for the previous calendar year.

         g. If North American Re contests the Company's calculation of the net considerations, the parties will act in good faith to reach an agreement as to the correct amount by July 1. if the Company and North American Re reach agreement on an amount of the net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

2. North American Re and the Company represent and warrant that they are subject to U.S. taxation under Subchapter L of Chapter 1 of the Internal Revenue Code.

IN WITNESS WHEREOF, the Company and North American Re have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.


                   THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY

                        By:
                              -------------------------   ----------------------
                                  Authorized Officer               Title


Attest:

By:
    --------------------------    ----------------------
        Authorized Officer                Title


Date:
      ------------------------



                          NORTH AMERICAN REASSURANCE COMPANY


                          By:
                              -------------------------   ----------------------
                                  Authorized Officer               Title


Attest:

By:
    --------------------------    ----------------------
        Authorized Officer                Title

Date:
      ------------------------

                                                                SWISS RE AMERICA

                                AMENDMENT NO. II

To the Automatic and Facultative Reinsurance Agreement

(Group Life, Group Universal Life, and Group Accidental Death and Dismemberment Benefits)

between

THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY

(Hereinafter referred to as the "Company")

and

SWISS RE LIFE COMPANY AMERICA

(Formerly known as North American Reassurance Company prior to June 5, 1995)

(Hereinafter referred to as "Swiss Re America")

Except as hereinafter specified, all terms and conditions of the Automatic Reinsurance Agreement effective the twenty-seventh day of September 1989, amendments and addenda attached thereto, shall apply, and this Amendment is to be attached to and made a part of the aforesaid Agreement.

It is mutually agreed that effective the first day of October 1995, Exhibit C, Single Case Agreement Number 1, is attached hereto as follows:

                                                                SWISS RE AMERICA

                                    EXHIBIT C

                         Single Case Agreement Number 1

1.    Group Reinsured

      Farm Credit Program

2.    Basis of Reinsurance

      The Farm Credit Program shall be reinsured on an automatic basis subject to the underwriting, retention, and rates detailed below.

3.    Schedule of Benefits

      Group Credit Short- and Long-Term Life Maximum

      Reinsurance Amount on Any One Person:  $1,000,000

      All individual loan amounts in excess of $500,000 will be subject to full medical underwriting.

4.    Retention

      The Company shall retain a combined short- and long-term maximum of $500,000 per person.

5.    Reinsurance Rates

      Rates will be based on the attached SRA-64 table.

                                                                SWISS RE AMERICA

                                SWISS RE AMERICA

                            GROUP CREDIT LIFE MONTHLY

                            REINSURANCE PREMIUM RATES

  Age       Rate           Age       Rate            Age       Rate           Age          Rate
  ---       ----           ---       ----            ---       -----          ---         ------
  18        $.06           38        $.11            58        $ .75           78         $ 5.41
  19         .07           39         .12            59          .83           79           5.88
  20         .08           40         .13            60          .92           80           6.36
  21         .08           41         .15            61         1.02           81           6.87
  22         .08           42         .16            62         1.14           82           7.41
  23         .08           43         .19            63         1.27           83           7.97
  24         .08           44         .20            64         1.41           84           8.50
  25         .07           45         .23            65         1.56           85           8.95
  26         .07           46         .26            66         1.74           86           9.28
  27         .06           47         .28            67         1.93           87           9.42
  28         .06           48         .31            68         2.14           88           9.43
  29         .06           49         .34            69         2.37           89           9.64
  30         .06           50         .36            70         2.62           90          10.52
  31         .07           51         .40            71         2.89           91          12.51
  32         .07           52         .44            72         3.18           92          16.07
  33         .08           53         .47            73         3.50           93          21.44
  34         .08           54         .51            74         3.83           94          28.00
  35         .08           55         .56            75         4.19           95          34.93
  36         .08           56         .61            76         4.58           96          41.44
  37         .10           57         .68            77         4.99           97          46.68


SRA-64

Use of Rate Scale for In-Force Business

1.       Active Male Lives: Use 100% of the above rates.

2.       Active Female Lives: Use 50% of the above rates.

                                                                SWISS RE AMERICA

IN WITNESS WHEREOF, the Company and Swiss Re America have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.


THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY

        By:
            -----------------------------------    -----------------------------
                     Authorized Officer                         Title

Attest:

By:
    -------------------------------    -------------------------
          Authorized Officer                     Title

Date:
      -----------------------------


SWISS RE LIFE COMPANY AMERICA

        By:
            -------------------------------    -------------------------
                    Authorized Officer                     Title


Attest:

By:
    -------------------------------    -------------------------
          Authorized Officer                     Title

Date:
      -----------------------------

                                AMENDMENT NO. III

To Automatic and Facultative Reinsurance Agreement SANA23489

(Group Life, Group Universal Life, Variable Group Universal Life, and Accidental Death and Dismemberment Benefits)

between

MINNESOTA LIFE INSURANCE COMPANY (Hereinafter Referred to as the "Company")

and

SWISS RE LIFE & HEALTH AMERICA INC.
(Hereinafter Referred to as "Swiss Re Life & Health")

Except as herein specified, all the terms and conditions of the Reinsurance Agreement effective the twenty-seventh day of September 1989 shall apply hereto, and this Amendment shall be attached to and made part of the aforesaid Agreement and shall have full force and effect so long as the aforesaid Agreement has full force and effect.

It is mutually agreed that effective the twenty-seventh day of September 1989, the Cover Page; Article I, Scope; and Article II, Automatic Coverage are hereby voided and replaced with the attached Cover Page; Article I, Scope; and Article II, Automatic Coverage - amended.

IN WITNESS WHEREOF, the Company and Swiss Re Life & Health have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.


MINNESOTA LIFE INSURANCE COMPANY

By:
    -------------------------------    -------------------------
          Authorized Officer                     Title


Attest:

By:
    -------------------------------    -------------------------
          Authorized Officer                     Title


Date:
      -----------------------------


SWISS RE LIFE & HEALTH AMERICA INC.

By:
    -------------------------------    -------------------------
          Authorized Officer                     Title


Attest:

By:
    -------------------------------    -------------------------
          Authorized Officer                     Title


Date:
      -----------------------------

                 AUTOMATIC AND FACULTATIVE REINSURANCE AGREEMENT

   (Group Life, Group Universal Life, Variable Group Universal Life, and Group

                  Accidental Death and Dismemberment Benefits)



This Agreement made this twenty-seventh day of September 1989 between THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY, a corporation organized under the laws of the State of Minnesota, hereinafter referred to as the "Company" and SWISS RE LIFE & HEALTH AMERICA INC., a corporation organized under the laws of the State of New York, hereinafter referred to as Swiss Re Life & Health, witnesseth as follows:





                                                   Effective: September 27, 1989

                                    ARTICLE I

                                      Scope

1. On and after the twenty-seventh day of September 1989, the Company shall reinsure with Swiss Re Life & Health, New and In-Force, Group Life, Group Universal Life, Variable Group Universal Life, and Group Accidental Death and Dismemberment benefits issued directly by the Company to employer-employee groups with or without individual (Ordinary-type) evidence of insurability. Automatic reinsurance shall pertain only to groups with all lives actively at work on the effective date of reinsurance or shall commence on the date such life becomes actively at work on a full-time basis. For groups with lives not actively at work on the effective date of reinsurance, applications shall be submitted for reinsurance on a facultative basis. Such reinsurance shall also pertain to any disability benefit (Waiver of Premium or Extended Death) written supplementary to the Life benefit. Hereinafter, it shall be assumed that any Life risk reinsurance shall be accompanied by the supplemental disability risk.

2. Swiss Re Life & Health shall reinsure any Accelerated Benefit amounts in excess of the Company's retention.



                                                   Effective: September 27, 1989

                                   ARTICLE II

                               Automatic Coverage

If the Company issues a Group Life, Group Universal Life, Variable Group Universal Life, or a Group Accidental Death and Dismemberment benefit within the limits shown in Schedules A.1 and A.2 and retains its maximum risk retention as shown in Schedule B, the Company shall cede and Swiss Re Life & Health shall automatically accept reinsurance of amounts of such benefits in excess of the Company's maximum limits of retention as shown in Schedule B. Automatic coverage shall not extend to:

1. Groups which exceed the limits shown in Schedules A.1 and A.2, regardless of whether the amounts in excess of these limits are fully retained by the Company;

2.       Groups indicated as exclusions in Schedule C;

3. Voluntary or supplemental programs which permit selection of amounts by individual insureds except as allowed by Schedule D;

4. Groups with a benefit formula that contains no maximum guaranteed issue limit or when benefits contain no age reductions. This requirement does not apply to Group Universal Life.



                                                   Effective: September 27, 1989

                                AMENDMENT NO. IV

To Automatic and Facultative Reinsurance Agreement SANA23489

(Group Life, Group Universal Life, Variable Group Universal Life, and Accidental Death and Dismemberment Benefits)

between

MINNESOTA LIFE INSURANCE COMPANY (Hereinafter Referred to as the "Company")

and

SWISS RE LIFE & HEALTH AMERICA INC.
(Hereinafter Referred to as "Swiss Re Life & Health")

Except as herein specified, all the terms and conditions of the Reinsurance Agreement effective the twenty-seventh day of September 1989 shall apply hereto, and this Amendment shall be attached to and made part of the aforesaid Agreement and shall have full force and effect so long as the aforesaid Agreement has full force and effect.

It is mutually agreed that effective the first day of June 1998, Schedule B is hereby voided and replaced with the attached Schedule B - amended.

IN WITNESS WHEREOF, the Company and Swiss Re Life & Health have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.


MINNESOTA LIFE INSURANCE COMPANY


By:
    -------------------------------    -------------------------
          Authorized Officer                     Title


Attest:

By:
    -------------------------------    -------------------------
          Authorized Officer                     Title


Date:
      -----------------------------


SWISS RE LIFE & HEALTH AMERICA INC.

By:
    -------------------------------    -------------------------
          Authorized Officer                     Title


Attest:

By:
    -------------------------------    -------------------------
          Authorized Officer                     Title

Date:
      -----------------------------

                                   SCHEDULE B

         THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY'S MAXIMUM RETENTION

           LIMITS FOR GROUP LIFE, GROUP UNIVERSAL LIFE, VARIABLE GROUP

          UNIVERSAL LIFE, AND GROUP ACCIDENTAL DEATH AND DISMEMBERMENT



     Group Life, Variable Group Universal Life, and          $500,000
     Group Universal Life

     Group Accidental Death and Dismemberment                $200,000


                                                         Effective: June 1, 1998

                                 AMENDMENT NO. V

To Automatic and Facultative Reinsurance Agreement SANA23489

(Group Life, Group Universal Life, Variable Group Universal Life, and Accidental Death and Dismemberment Benefits)

between

MINNESOTA LIFE INSURANCE COMPANY (Hereinafter Referred to as the "Company")

and

SWISS RE LIFE & HEALTH AMERICA INC.
(Hereinafter Referred to as "Swiss Re Life & Health")

Except as herein specified, all the terms and conditions of the Reinsurance Agreement effective the twenty-seventh day of September 1989 shall apply hereto, and this Amendment shall be attached to and made part of the aforesaid Agreement and shall have full force and effect so long as the aforesaid Agreement has full force and effect.

It is mutually agreed that effective the first day of January 2000, Article VIII, Group Accidental Death and Dismemberment, paragraph 1 is hereby voided and replaced with the attached Article VIII, Group Accidental Death and Dismemberment, paragraph 1 - amended.

IN WITNESS WHEREOF, the Company and Swiss Re Life & Health have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.


MINNESOTA LIFE INSURANCE COMPANY


By:
    -------------------------------    -------------------------
          Authorized Officer                     Title


Attest:

By:
    -------------------------------    -------------------------
          Authorized Officer                     Title


Date:
      -----------------------------


SWISS RE LIFE & HEALTH AMERICA INC.

By:
    -------------------------------    -------------------------
          Authorized Officer                     Title


Attest:

By:
    -------------------------------    -------------------------
          Authorized Officer                     Title

Date:
      -----------------------------

                                AMENDMENT NO. VI

To Automatic and Facultative Reinsurance Agreement SANA23489

(Group Life, Group Universal Life, Variable Group Universal Life, and Accidental Death and Dismemberment Benefits)

between

MINNESOTA LIFE INSURANCE COMPANY (Hereinafter Referred to as the "Company")

and

SWISS RE LIFE & HEALTH AMERICA INC.
(Hereinafter Referred to as "Swiss Re Life & Health")

Except as herein specified, all the terms and conditions of the Reinsurance Agreement effective the twenty-seventh day of September 1989 shall apply hereto, and this Amendment shall be attached to and made part of the aforesaid Agreement and shall have full force and effect so long as the aforesaid Agreement has full force and effect.

It is mutually agreed that effective the first day of January 2001, Article VIII (Group Reinsurance Premium Rates), Page 10 is hereby voided and replaced with the attached Article VIII (Group Reinsurance Premium Rates), Pages 10 and 10-A - amended.

IN WITNESS WHEREOF, the Company and Swiss Re Life & Health have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.

MINNESOTA LIFE INSURANCE COMPANY

By:
    -------------------------------    -------------------------
          Authorized Officer                     Title


Attest:

By:
    -------------------------------    -------------------------
          Authorized Officer                     Title


Date:
      -----------------------------


SWISS RE LIFE & HEALTH AMERICA INC.

By:
    -------------------------------    -------------------------
          Authorized Officer                     Title


Attest:

By:
    -------------------------------    -------------------------
          Authorized Officer                     Title

Date:
      -----------------------------

                                  ARTICLE VIII

                         Group Reinsurance Premium Rates

       Group Life, Variable Group Universal Life, and Group Universal Life

1. The net group life reinsurance premium per one thousand dollars ($1,000) of reinsurance shall be calculated as of each anniversary of the Master Policy and shall remain in force for the ensuing policy year. For Group Universal Life, premium shall be based on the reinsurance net amount at risk. Unless Swiss Re Life & Health requests a modification, as provided herein, of the premium per thousand dollars ($1,000) of reinsurance, Swiss Re Life & Health shall coinsure the Company's rate basis including volume, industry, and geographic adjustment factors. Swiss Re Life & Health shall pay its share of commissions and taxes plus the following retention allowances:

                                 GROUP TERM LIFE

                                        First Year                 Renewal Years
                                        ----------                 -------------
      New Cases                              5%                          2%

      In-Force Cases                         2                           2

                              GROUP UNIVERSAL LIFE

                                                             First Year        Renewal Years
                                                             ----------        -------------
      Monthly Administration Charge = $0                          22%               14%

      Monthly Administration Charge = $1.00                       19                11

      Monthly Administration Charge = $2.00 or more               16                 8

                          VARIABLE GROUP UNIVERSAL LIFE

                                                             First Year        Renewal Years
                                                             ----------        -------------
      Monthly Administration Charge = $0                          26%                16%

      Monthly Administration Charge = $1.00                       23                 13

      Monthly Administration Charge = $2.00 or more               20                 10


      Premium rates for supplemental and voluntary group coverages will be determined using the guidelines shown in Schedule D.

2. The total reinsurance premium payable to Swiss Re Life & Health shall be the reinsurance premium per thousand dollars ($1,000) as defined in the previous paragraphs, multiplied by the amount of reinsurance and divided by one thousand.


                                      10-A

                    Group Accidental Death and Dismemberment

1. Swiss Re Life & Health shall coinsure the Company's rate basis less applicable expenses limited to a minimum net reinsurance rate of $.02 per $1,000 of reinsurance per month for all risks written on a twenty-four (24) hour basis.

2. The total reinsurance premium payable to Swiss Re Life & Health shall be the reinsurance premium per thousand dollars ($1,000) as defined in the previous paragraph, multiplied by the amount of reinsurance and divided by one thousand.

           Reinsurance Rate Modification - Group Life, Variable Group

                    Universal Life, Group Universal Life, and

                Group Accidental Death and Dismemberment Benefits

1. Swiss Re Life & Health will notify the Company, in writing, at least ninety (90) days prior to the policy anniversary of any modification of the reinsurance premium rates desired by Swiss Re Life & Health, and such modified reinsurance rates shall be effective from such policy anniversary unless the Company shall notify Swiss Re Life & Health, in writing, within thirty (30) days following receipt of such notice from Swiss Re Life & Health that reinsurance premium rates are not acceptable to the Company. If a mutual agreement between Swiss Re Life & Health and the Company as to proper reinsurance premium rates on any Master Policy reinsurance under this Agreement is not reached within thirty (30) days prior to such policy anniversary, the reinsurance premium rates then in effect shall continue unchanged, but Swiss Re Life & Health may terminate the reinsurance of such Master Policy upon thirty (30) days' written notice to the Company.


                                       11